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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Michael Foods, Inc. of our report dated February 18, 2003, except for note K as to which the date is November 20, 2003, relating to the financial statements of Michael Foods, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Minneapolis Minnesota
February 11, 2004